UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2003

HANDLEMAN COMPANY

(Exact Name Of Registrant As Specified In Its Charter)

Michigan	1-7923	38-1242806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (248) 362-4400

Not applicable

(Former name or former address, if changed since last report)

Items 1-4. Not applicable.

Item 5. Other Events

A press release reporting Handleman Company’s application for an extension to file its Form 10-K for the fiscal year ended May 3, 2003 was issued by the registrant on August 1, 2003. In addition, this press release announced a change in the registant’s method for revenue recognition. As a result, the registrant is furnishing the press release attached as Exhibit 99.1.

Items 6-12. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

By:	/s/ THOMAS C. BRAUM, JR.
Name: Thomas C. Braum, Jr. Title: Senior Vice President and Chief Financial Officer

Date: August 4, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release reporting Handleman Company’s extension to file its Form 10-K for the fiscal year ended May 3, 2003.

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